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                                                                   EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in the Registration Statement of American Tower Systems Corporation on Form S-1 of our report dated February 7, 1997 and October 22, 1997 as to note 9 to the financial statements (relating to the financial statements of Diablo Communications of Southern California, Inc.) appearing in the Prospectus, which is part of this Registration Statement.

  We also consent to the reference to us under the headings "Experts" in such Prospectus.

                                          /s/ Rooney, Ida, Nolt & Ahern
                                          Certified Public Accountants

Oakland, California

May 28, 1998